Exhibit 99.1

Evommune Enters into Agreement to In-License EVO570, a Potential Best-in-Class Oral VAV1 Molecular Glue Degrader, from Hinova Pharmaceuticals

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Oral, highly selective and potent VAV1 molecular glue degrader designed to deliver a differentiated clinical profile across a broad range of indications in autoimmune disease
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Phase 1 expected to begin imminently; Evommune plans to initiate a Phase 2 trial in rheumatoid arthritis in 2027
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Evommune to pay $20MM upfront in cash and $10MM in the form of pre-funded warrants and up to approximately $1.1B in development, regulatory and commercial milestones, plus tiered royalties

PALO ALTO, Calif., NEW YORK, and CHENGDU, China, November 4, 2026 – Evommune, Inc. (NYSE: EVMN) (the “Company” or “Evommune”), a clinical-stage biotechnology company developing therapies for chronic inflammatory diseases, and Hinova Pharmaceuticals Inc. (SSE: 688302) today announced an exclusive license agreement granting Evommune worldwide rights outside of Greater China to develop, manufacture and commercialize EVO570 (formerly HC118 and known as HP570 in Greater China), an oral VAV1-directed molecular glue degrader (MGD).

VAV1 is a signaling protein that prominently drives T- and B-cell activation across a wide range of chronic inflammatory diseases. EVO570, discovered by Hinova, is an investigational oral MGD designed to selectively eliminate VAV1, quieting the immune activity underlying many autoimmune diseases. Unlike JAK enzymes, which are broadly expressed across many tissues and organs, VAV1 is largely restricted to immune cells, a core rationale for its potential to offer a much-needed, favorable safety and tolerability profile. In preclinical studies, EVO570 has demonstrated promising activity in animal models of multiple immune-mediated conditions and greater potency in human immune cells than competitor VAV1 degraders. Investigational New Drug (IND) applications have been submitted in China and accepted in the United States, and a Phase 1 trial evaluating safety, pharmacokinetics and target engagement/pharmacodynamics is on track to begin imminently.

“VAV1 is a compelling target in immunology today, offering a potential path to JAK-like efficacy without the safety and tolerability challenges of other available therapies,” said Dr. Jeegar Patel, Chief Scientific Officer of Evommune. “With a differentiated scaffold and structure-guided optimization resulting in sub-nanomolar potency, high selectivity and a profile supporting once-daily oral dosing, EVO570 has the potential to be a best-in-class approach for patients with rheumatoid arthritis and other T- and B-cell-driven autoimmune diseases. We look forward to reporting Phase 1 results and plan to advance it into its first Phase 2 trial in rheumatoid arthritis in 2027.”

“Adding this development-stage program is a strategic step for Evommune, expanding our pipeline into T- and B-cell-driven autoimmune diseases with a differentiated oral degrader that complements our existing pipeline,” said Greg Moss, Chief Business and Legal Officer of Evommune. “We have been impressed by Hinova’s innovative drug discovery and execution capabilities, and we are pleased to partner with a team that shares our commitment to developing differentiated therapies for patients. With this transaction, we are adding a novel therapeutic candidate with wide-ranging potential, while maintaining a disciplined portfolio management approach, and continuing to position Evommune to create meaningful long-term value for patients with chronic inflammatory diseases and for our stockholders.”

“We are proud to partner with Evommune, a leading immunology company with a proven track record of advancing differentiated therapies for chronic inflammatory diseases,” said Dr. Yuanwei Chen, Founder and Chairman of Hinova. “EVO570’s advancement reflects the strength of Hinova’s targeted protein degrader and translational medicine platforms, and we believe Evommune’s development expertise and global reach make it the ideal collaborator to bring this potential best-in-class VAV1 degrader to patients worldwide.”

Terms of the agreement

As consideration for the license, Evommune will pay Hinova $30 million upfront, consisting of $20 million in cash and $10 million in the form of pre-funded warrants to purchase Evommune common stock. Hinova is eligible to receive up to approximately $1.1 billion in development, regulatory and commercial milestones, as well as tiered royalties on net sales outside Greater China. BFC Group served as exclusive financial advisor and Fangda Partners served as exclusive legal advisor to Hinova.

About VAV1 and EVO570

VAV1 is a guanine nucleotide exchange factor largely restricted to immune cells that transmits signals from the T-cell and B-cell receptors to drive activation, cytokine production and migration. EVO570 is an orally administered MGD that directs VAV1 to the cell’s protein-disposal machinery for degradation. EVO570 is an investigational drug candidate and has not yet been approved by any regulatory authority.

About Evommune

Evommune, Inc. is a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases. The Company’s mission is to improve patients’ daily lives and prevent the long-term effects of uncontrolled inflammation that are a consequence of the limitations of existing therapies. To achieve this, Evommune is advancing a portfolio of differentiated product candidates that target key drivers of chronic inflammation. For more information, please visit www.evommune.com and follow us on LinkedIn.

About Hinova

Hinova Pharmaceuticals Inc. (SSE: 688302), headquartered in Chengdu, China, is an international, clinical-stage biopharmaceutical company focused on discovering, developing, manufacturing and commercializing innovative therapies for treating cancer, autoimmune diseases and metabolic diseases. Hinova has one product that has been approved in China for prostate cancer. The company’s pipeline includes multiple investigational drugs, including traditional small molecules, deuterated drug, PROTAC degraders, molecular glue degrader, targeting a variety of cancer types, autoimmune diseases and metabolic disorders, all aimed at addressing significant unmet medical needs and improving patient outcomes.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the potential therapeutic benefit and best-in-class potential of EVO570, including the safety and tolerability profile of EVO570; the anticipated benefits of the license agreement with Hinova, including Evommune’s expectations regarding its worldwide rights (outside of Greater China) to develop, manufacture and commercialize EVO570; the design, objectives, initiation, timing and progress of the planned Phase 1 trial and the planned global Phase 2 trial of EVO570 in rheumatoid arthritis expected to begin in 2027; the timing and amount of upfront, milestone and royalty payments payable to Hinova under the license agreement, and Evommune’s ability to achieve the development, regulatory and commercial milestones that would trigger such payments; the Company’s ability to create meaningful long-term value for patients with chronic inflammatory diseases and for its stockholders; and the Company’s business strategies, plans and prospect and continued advancement of the Company’s portfolio. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s limited operating history and historical losses; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates, including EVO570; the impacts of macroeconomic conditions, including heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the anticipated benefits of the license agreement with Hinova and its other collaborations and license agreements, and to achieve the milestones and make the related payments contemplated by such agreements; changes in expected or existing competition; changes in the regulatory environment, including with respect to products licensed from and regulatory applications pending in China; the Company’s ability to obtain, maintain and protect its intellectual property; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2026, as supplemented by the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 6, 2026, and in other filings that the Company makes and will make with the SEC in the future. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts

Evommune Media and Investors: Megan Humphreys, megan.humphreys@evommune.com

Hinova: Investor Relations: ir@hinovapharma.com